UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2005

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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On November 4, 2005, the Registrant issued a press release announcing preliminary third quarter 2005 earnings and certain developments which affected results.

For the three months ended September 30, 2005, the Company expects to report a loss from continuing operations of approximately $(23.7) million, or $(0.72) per share. Included in the results are the following unanticipated items:

•	a $(0.99) per share non-cash charge relating to the impairment of Las Vegas I assets;
•	a $(0.18) per share expensing of certain development costs;
•	a $(0.05) per share charge for the accrual for an expected legal settlement agreement.

In addition, the Registrant announced an expected range of earnings from continuing operations of approximately $0.55 to $0.60 per share for the fourth quarter of 2005. The Registrant also announced an expected range of earnings from continuing operations of $2.10 to $2.25 per share for the year 2006.

The press release is attached as Exhibit 99 to this Form 8-K. This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

99	Press Release dated November 4, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: November 7, 2005

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